Exhibit 3.2

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

OF

LUXOFT HOLDING, INC.

Incorporated on the 7th day of March, 2006

Amended on the 7th of June, 2013 by a Resolution of the Shareholders and Directors dated 7th June, 2013

Mossack Fonseca

Akara Bldg., 24 De Castro Street,

Wickhams Cay 1, Road Town

Tortola, British Virgin Islands

British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

MEMORANDUM OF ASSOCIATION

OF

Luxoft Holding, Inc

A COMPANY LIMITED BY SHARES

1.                                      DEFINITIONS AND INTERPRETATION

1.1.                            In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

“Act” means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act;

“Affiliate” of a specified Person, means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified.

“Articles” means the attached Articles of Association of the Company;

“Annual Shareholders Meeting” means the meeting to be held in accordance with Regulation 8;

“Board of Directors of the Company” means the duly appointed board of directors of the Company from time to time;

“Chairman of the Board” has the meaning specified in Regulation 13;

“Change of Control Transaction” means (i) the sale, lease, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by a company’s board of directors (or similar managing function), so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the company’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the company), provided that any sale, lease, exchange or other disposition of property or assets exclusively between or among the company and any direct or indirect subsidiary or subsidiaries of the company shall not be deemed a Change of Control Transaction; (ii) the merger, consolidation, business combination, or other similar transaction of a company with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of a company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty

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percent (50%) of the total voting power represented by the voting securities of a company and more than fifty percent (50%) of the total number of outstanding shares of the company’s share capital (or other equity interests, as applicable), in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the shareholder of a company immediately prior to the merger, consolidation, business combination, or other similar transaction own voting securities of a company, the surviving entity or its parent immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis a vis each other) as such shareholder owned the voting securities of a company immediately prior to the transaction; (iii) the recapitalization, liquidation, dissolution, or other similar transaction involving a company, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of a company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of a company and more than fifty percent of the total number of outstanding shares of a company’s share capital (or other equity interest, as applicable), in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the shareholders of a company immediately prior to the recapitalization, liquidation, dissolution or other similar transaction own voting securities of a company, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis a vis each other) as such shareholders owned the voting securities of a company immediately prior to the transaction; and (iv) any Change of Control Share Issuance. Notwithstanding anything herein to the contrary, (a) any transfer (whether direct or indirect) of shares in Rus Lux Limited or its Affiliates to a Fund managed, advised or Controlled by an Affiliate of Rus Lux Limited shall not be deemed a Change of Control Transaction; and (b) any spin-off, split-off, split-up or similar business separation transaction or a series of transactions engaged in by IBS Group Limited or its Affiliates with respect to the Company shall not be deemed a Change of Control Transaction;

“Change of Control Share Issuance” means the issuance by the Company, in a transaction or series of related transactions, of voting securities representing more than two percent (2%) of the total voting power (with respect to the Company, assuming the Class A Shares and Class B Shares each have one (1) vote per share) of the Company before such issuance to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Exchange Act, as amended (or any successor provision) that immediately prior to such transaction or series of related transactions held fifty percent (50%) or less of the total voting power of a company (with respect to the Company, assuming the Class A Shares and Class B Shares each have one (1) vote per share), such that, immediately following such transaction or series of related transactions, such person or group of persons would hold more than fifty percent (50%) of the total voting power of the Company (with respect to the Company, assuming the Class A Shares and Class B Shares each have one (1) vote per share) ;

“Chief Legal Officer of the Company” means the most senior officer of the Company charged with managing the Company’s legal policies and affairs;

“Class A Shares” shall have the meaning set forth in Clause 6.1(a);

“Class B Shares” shall have the meaning set forth in Clause 6.1(b);

“Control” (including the terms Controlling, Controlled by and under common Control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise;

“Disability” means permanent and total disability such that a natural person is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute whether a natural person has suffered a Disability, no Disability of a natural person shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and non-appealable;

“Distribution” in relation to a distribution by the Company to a shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of a purchase of an asset, the purchase, redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

“Effective Time” means the date on which this Memorandum of Association becomes effective pursuant to the laws of the British Virgin Islands;

“Eligible Person” means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

“Fund” means any company, unit trust, investment trust, investment company, limited partnership, general partnership or other collective investment scheme the assets of which are managed professionally for investment purposes and any wholly owned subsidiary of such Fund;

“Independent Director” means a director of the Company that meets the independence standards set forth in Rule 10A-3(b)(1) under the Exchange Act;

“Memorandum” means this Memorandum of Association of the Company;

“NYSE” means the New York Stock Exchange;

“Person” means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, governmental authority or any other legal entity, in each case whether in its own or a representative capacity;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Resolution of Directors” means either:

(a)                                 a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)                                 a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be.

“Resolution of Shareholders” means:

(a)                                 a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50% of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)                                 a resolution consented to in writing by a majority of in excess of 50% of the votes of the Shares entitled to vote thereon; or

(c)                                  in the event of a proposed merger or acquisition, or in the event of an amendment of (i) Clauses 6,7,8,9 and 15 of the Memorandum of Association contained herein or (ii) Regulations 9,10 and 15 of the Articles of Association contained herein, a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of two thirds (2/3) or more of the votes of the Shares entitled to vote thereon which were present at the meeting and voted, or a resolution consented to in writing by the same number of the votes of the Shares entitled to vote thereon.

“Seal” means any seal which has been duly adopted as the common seal of the Company;

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire shares or debt obligations;

“Share” means a share issued or to be issued by the Company;

“Shareholder” means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;

“Transfer” of a Class B Share means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A Transfer shall also include, without limitation, (i) a transfer of a Class B Share to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a Class B Share by proxy or otherwise; provided, however, that the following shall not be considered a Transfer: (a) the grant of a proxy to officers or directors of the Company at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of shareholders; or (b) the pledge of  Class B Shares that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Shareholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such Class B Share or other similar action by the pledge shall constitute a Transfer; (c) the fact that, as of the Effective Time, the spouse of any holder of Class B Shares possesses or obtains an interest in such holder’s Class B Shares arising solely by reason of the application of the community property laws, or similar family law, of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such Class B Shares; (d) a transfer (whether direct or indirect) of a Class B Share to a Fund managed, advised or Controlled by Rus Lux Limited or any Affiliate of Rus Lux Limited; or (e) a transfer (whether direct or indirect) of a Class B Share to any Affiliate (whether a natural person or otherwise) of IBS Group Limited or other initial holder of a Class B Share or any subsequent transfer by such transferees to any Affiliate thereof;

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled;

“Voting Control” with respect to a Class B Share means the exclusive power (whether directly or indirectly) to vote or direct the voting of such Class B Share by proxy, voting agreement, or otherwise;

“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly;

1.2.                            In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)                                 a “Regulation” is a reference to a regulation of the Articles;

(b)                                 a “Clause” is a reference to a clause of the Memorandum;

(c)                                  voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)                                 the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act, any re-enactment thereof;  and

(e)                                  the singular includes the plural and vice versa.

1.3.                            Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

1.4.                            Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

2.                                      NAME

The name of the Company is Luxoft Holding, Inc

3.                                      STATUS

The Company is a company limited by shares.

4.                                      REGISTERED OFFICE AND REGISTERED AGENT

4.1                               The first registered office of the Company is at Akara Bldg., 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

4.2                               The first registered agent of the Company is Mossack Fonseca & Co. (B.V.I.) Ltd., P.O. Box 3136, Road Town, Tortola, British Virgin Islands.

4.3                               The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent.

4.4                               Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5.                                      CAPACITY AND POWERS

5.1                               Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)                                 full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)                                 for the purposes of paragraph (a), full rights, powers and privileges.

5.2                               For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6.                                      NUMBER AND CLASSES OF SHARES

6.1                               The Company is authorized to issue a maximum of 80,000,000 Shares of no par value comprised of the following two classes:

(a)                                 50,000,000 Class A ordinary shares of no par value (the “Class A Shares”); and

(b)                                 30,000,000 Class B ordinary shares of no par value (the “Class B Shares”).

6.2                               The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

6.3                               Shares may be issued in one or more series of Shares as the directors may by Resolution of Directors determine from time to time.

6.4                               The Company shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of effecting the conversion of the Class B Shares, such number of its Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares into Class A Shares.

7.                                      RIGHTS OF SHARES

7.1                               Each Class A Share in the Company confers upon a holder of Class A Shares the right to one (1) vote at a meeting of Shareholders or on any Resolution of Shareholders;

7.2                               Each Class B Share confers upon a holder of Class B Shares the right to ten (10) votes at a meeting of Shareholders or on any Resolution of Shareholders;

7.3                               Each Class A Share and each Class B Share confers upon the Shareholder:

(a)                                 the right to an equal share in any dividend paid by the Company; provided that in the event that any such dividend is paid in the form of Shares or rights to acquire Shares, the holders of Class A Shares shall receive Class A Shares or rights to acquire Class A Shares, as the case may be, and the holders of Class B Shares shall receive Class B Shares or rights to acquire Class B Shares, as the case may be; and

(b)                                 the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.4                               In connection with any Change of Control Transaction with respect to the Company, Class A Shares and Class B Shares shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to Shareholders of the Company, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Shares and Class B Shares each voting separately as a class. Any merger or consolidation of the Class A Shares with or into any other entity, which is not a Change of Control Transaction, shall require approval by the affirmative vote of the holders of a majority of the outstanding Class A Shares and Class B Shares, each voting separately as a class, unless (i) the Class A Shares and Class B Shares remain outstanding and no other consideration is received in respect thereof or (ii) such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having identical rights to the shares of Class A Shares and Class B Shares, respectively.

7.5                               If the Company in any manner subdivides or combines the outstanding Class A Shares or Class B Shares, the outstanding shares of the other such class shall be subdivided or combined in the same proportion and manner.

7.6                               The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 3 of the Articles.

8.                                      CONVERSION

(a)                                 Each Class B Share is convertible at any time at the option of the holder into one Class A Share upon written notice to the transfer agent of the Company.

(b)                                 Each Class B Share will convert automatically into one Class A Share upon the earliest of:

.1.                              such date and time as is specified by the affirmative vote or written consent of the holders of two thirds (2/3) or more of the outstanding Class B Shares, voting as a single class;

.2.                              5:00 p.m. in New York City, New York  on the next trading day immediately following the earliest date on which the number of outstanding Class B Shares represents less than 10% of the aggregate combined number of outstanding Class A and Class B Shares;

.3.                              5:00 p.m. in New York City, New York on the seventh anniversary of the Effective Time; provided, however, that if the seventh anniversary of the Effective Time is not a trading day on the registered national securities exchange on which the Shares of the Company are listed for trading, then 5:00 p.m. in New York City, New York on the last trading day on the registered national securities exchange on which the Shares of the Company are listed for trading prior to such anniversary;

.4.                              with respect to each Class B Share held by a Class B Shareholder, upon the consummation of a Change of Control Transaction with respect to any Class B Shareholder;

.5.                              a Transfer of such share; provided no such automatic conversion shall occur in the case of a Transfer:

A.      by a Class B Shareholder to any Affiliate of such Class B Shareholder, provided that such Class B holder is not a natural person, unless such natural person directly or indirectly had beneficial ownership of Class B shares on the date of effectiveness of the Articles.

B.                        for estate or tax planning purposes:

i.                  to a trust for the benefit of such Class B Shareholder or persons other than such Class B Shareholder so long as such Class B Shareholder has sole dispositive power and exclusive Voting Control with respect to the Class B Shares held by such trust; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to such Class B Shareholder and, provided, further, that in the event such Class B Shareholder no longer has sole dispositive power and exclusive Voting Control with respect to the Class B Shares held by such trust, each Class B Share then held by such trust shall automatically convert into one Class A Share; or

ii.               to a corporation, partnership or limited liability company (or other legal entity) in which such Class B Shareholder directly, or indirectly through one or more permitted transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the in the corporation, partnership, limited liability company, or other legal entity as the case may be, or otherwise has legally enforceable rights, such that the Class B Shareholder retains sole dispositive power and exclusive Voting Control with respect to the Class B Shares held by such corporation, partnership, limited liability company or other legal entity, as the case may be;  provided, that in the event the Class B Shareholder no longer owns sufficient shares, partnership interests, membership interests, or other interest as applicable, or otherwise no longer has sufficient legally enforceable rights to ensure the Class B Shareholder retains sole dispositive power and exclusive Voting Control with respect to the Class B Shares then held by such corporation, partnership, limited liability company or other legal entity, each Class B Share then held by such corporation, partnership, limited liability company or other legal entity, as applicable shall automatically convert into one Class A Share; or

iii.            to any a pension, profit sharing, stock bonus or other type of plan or trust approved by all of the Independent Directors then serving on the Company’s Board of Directors, or, if the Company is not required by applicable law and does not have any Independent Directors, then approved by a majority of the Company’s Board of Directors so long as such Class B Shareholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Shares held by such account, plan or trust; provided that in the event such Class B Shareholder no longer has sole dispositive power and exclusive Voting Control with respect to the Class B Shares held by such account, plan or trust, each Class B Shares then held by such account, plan or trust shall automatically convert into one Class A Share.

(c)                                  Each Class B Share held of record by a Class B Shareholder who is a natural person, or formerly held of record by a natural person and transferred by such Class B Shareholder pursuant to Clause 8(b)(5)(B), shall automatically, without any further action, convert into one Class A Share upon the death or Disability of such Class B Shareholder.

(d)                                 The Company may, from time to time, establish such policies and procedures relating to the conversion of the Class B Shares to Class A Shares and the general administration of this dual class stock structure, including the issuance of share certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of Class B Shares furnish certifications, affidavits or other proof to the Company as it deems necessary to verify the ownership of Class B Shares and to confirm that a conversion to Class A Shares has not occurred. A determination by the Chief Legal Counsel of the Company that a Transfer results in a conversion to Class A Shares shall be conclusive and binding.

9                                         CHANGES IN AUTHORIZED ORDINARY SHARES

By Resolution of Shareholders or Resolution of Directors, the Company may (i) consolidate and divide all or any of the  unissued authorized shares into shares of larger amount than the existing shares; (ii) sub-divide the  Class A Shares, or any of them into shares of smaller amount than is fixed by this Memorandum, subject nevertheless to the provisions of the Act; (iii) cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or (iv) create new classes of shares with preferences to be determined by the directors at the time of authorization although any such new classes of shares  may only be created with prior shareholder approval.

10.                               PREFERRED SHARES

Notwithstanding any other provision of this Memorandum or the Articles upon the effectiveness of the Articles, the Company may by Resolution of the Directors, without Shareholder consent, fix the rights preferences and restrictions of such number of preferred shares as the Directors in their sole discretion deem fit in one or more series, and authorise their issuance.

11.                               VARIATION OF RIGHTS

If at any time the Shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holder of not less than 50% of the issued shares in that class.

12.                               RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

13.                               REGISTERED SHARES

13.1                        The Company shall issue registered shares only.

13.2                        The Company is not authorized to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

14.                               TRANSFER OF SHARES

14.1                        The Company shall, on receipt of an instrument of transfer complying with Sub-Regulation 7.1 of the Articles, enter the name of the transferee of a Share in the register of members unless the directors resolve to refuse or delay the registration of the transfer.

14.2                        The directors may, in their absolute discretion, resolve to refuse or delay the registration of any transfer of any Share for reasons that shall be specified in a Resolution of Directors. If the directors refuse or delay the registration of the transfer they shall, as soon as practicable, send to each of the transferor and the transferee notice of such refusal or delay in the approved form.

15.                               AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

15.1                        Subject to Clause 8, the Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)                                 to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)                                 to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;

(c)                                  in circumstances where the Memorandum or Articles cannot be amended by the Shareholders; or

(d)                                 to Clauses 7, 11 or 12 or this Clause 15.

15.2                        Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

We, MOSSACK FONSECA & CO. (B.V.I.) LTD., of P.O. Box 3136, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 7th day of March, 2006.

Incorporator

Sgd. Desiree Chalwell
Desiree Chalwell
Authorized Signatory
MOSSACK FONSECA & CO. (B.V.I.) LTD.

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

ARTICLES OF ASSOCIATION

OF

Luxoft Holding, Inc

A COMPANY LIMITED BY SHARES

1.                                      REGISTERED SHARES

1.1.                            Every Shareholder is entitled to a certificate signed by a director of the Company, or any other person authorized by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the director, officer or authorized person and the Seal may be facsimiles.

1.2.                            Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof.  If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

1.3.                            If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

2.                                      SHARES

2.1.                            Shares and other Securities may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.2.                            Section 46 of the Act (Pre-emptive rights) does not apply to the Company.

2.3.                            A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.4.                            No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)                                 the amount to be credited for the issue of the Shares;

(b)                                 their determination of the directors of the reasonable present cash value of the non-money consideration for the issue; and

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(c)                                  that, in the opinion, of the directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.5.                           The Company shall keep a register (the “register of members”) containing:

(a)                                 the names and addresses of the Eligible Persons who hold Shares;

(b)                                 the number of each class and series of Shares held by each Shareholder;

(c)                                  the date on which the name of each Shareholder was entered in the register of members; and

(d)                                 the date on which any Eligible Person ceased to be a Shareholder.

2.6.                            The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents.  Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.7.                            A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3.                                      UNTRACEABLE SHAREHOLDERS

The Company is entitled to sell any shares of a shareholder who is untraceable, as long as:

(a)                                 all checks, not being less than three in total number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years;

(b)                                 the Company has  not during that time or before the expiry of the three-month period referred to in the following point received any indication of the existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and

(c)                                  upon expiration of the twelve-year period, the Company has caused an advertisement to be published in newspapers, giving notice of our intention to sell these shares, and a period of three months or such shorter period has elapsed since the date of such advertisement.

The net proceeds of any such sale shall belong to the Company, and when the Company receives these net proceeds the Company shall become indebted to the former shareholder for an amount equal to such net proceeds.

4.                                      REDEMPTION OF SHARES AND TREASURY SHARES

4.1                               The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

4.2                               The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

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4.3                               Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

4.4                               Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

4.5                              All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

4.6                               Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

4.7                               Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50 per cent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

5                 MORTGAGES AND CHARGES OF SHARES

5.1                               Shareholders may mortgage or charge their Shares.

5.2                               There shall be entered in the register of members at the written request of the Shareholder:

(a)                                 a statement that the Shares held by him are mortgaged or charged;

(b)                                 the name of the mortgagee or chargee; and

(c)                                  the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

5.3                               Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)                                 with the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf; or

(b)                                 upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

5.4                               Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

i.                  to transfer of any Share the subject of those particulars shall be effected;

ii.               the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)                                  no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

6.                                      FORFEITURE

6.1                               Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

6.2                               A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

6.3                               The written notice of call referred to in Sub-Regulation 6.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

6.4                               Where a written notice of call has been issued pursuant to Sub-Regulation 6.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

6.5                               The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 6.4 and that Shareholder shall be discharged from any further obligation to the Company.

7                 TRANSFER OF SHARES

7.1                               Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

7.2                               The transfer of a Share is effective when the name of the transferee is entered on the register of members.

7.3                               If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)                                 to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)                                 that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

7.4                               Subject to the Memorandum, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

8                 MEETINGS OF SHAREHOLDERS

8.1                               An Annual Shareholders Meeting shall be held in each year, except that an Annual Shareholders Meeting need not be held in the year of the Company’s listing on NYSE (the “Listing”) or the following year, at such time (within a period of not more than fifteen months (15 months) after the date of the Listing or more than fifteen months after the holding of the last preceding Annual Shareholders Meeting) and place as may be determined by the Directors.  At least twenty-one clear days notice shall be given to:

(a)                                 those Shareholders whose names appear as Shareholders in the register of members of the Company; and

(b)                                 the Directors.

8.2                               Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

8.3                               Upon the written request of Shareholders entitled to exercise 30 per cent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Shareholders.

8.4                               The director convening a meeting shall give not less than 10 days’ notice of a meeting of Shareholders to:

(a)                                 those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(b)                                 the other directors.

8.5                               The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

8.6                               A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

8.7                              The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

8.8                               A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

8.9                               The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.  The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

8.10                        The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy. Any proxy given by the Depositary Trust Company (“DTC”), its nominee, any DTC participant or any beneficial owner of Class A Shares registered in the name of DTC’s nominee in customary form and in the ordinary course with respect to an issuer with equity securities registered pursuant to Section 12(b) of the Exchange Act shall be deemed valid.

[ Name of Company ]

I/We being a Shareholder of the above Company HEREBY APPOINT                                                         of                                                                   or failing him                                of                                                    to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the             day of                               , 20             and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this             day of                                      , 20

Shareholder

8.11                        The following applies where Shares are jointly owned:

(a)                                 if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)                                 if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)                                  if two or more of the joint owners are present in person or by proxy they must vote as one.

8.12                        A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

8.13                        A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 per cent of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting.  A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

8.14                        If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

8.15                        At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting.  If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman.  If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting

Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

8.16                  The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.17                        At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting.  If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution.  If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken.  If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

8.18                        Subject to the specific provisions contained in this Regulation for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence.  In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

8.19                        Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorized shall be entitled to exercise the same rights on behalf of the Eligible Person which he represents as that Eligible Person could exercise if it were an individual.

8.20                        The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

8.21                        Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

8.22                        An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution.  The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders.  If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

9                 DIRECTORS

9.1                               The first directors of the Company shall be appointed by the first registered agent within 6 months of the date of incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Shareholders or by Resolution of Directors.

9.2                              No person shall be appointed as a director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director or to be nominated as a reserve director.

9.3                               Subject to Sub-Regulation 9.1 the minimum number of directors shall be two and there shall be no maximum number.

9.4                               Each director holds office until the next Annual Shareholders Meeting, or until his successors are elected and qualified, or until his earlier death, resignation or removal.  If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

9.5                               A director may be removed from office,

(a)                                 with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75% of the votes of the Shares entitled to vote; or

(b)                                 with cause, by a Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

9.6                               A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice.  A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

9.7                               The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors.  Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

9.8                               A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

9.9                               Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole director of the Company, the sole Shareholder/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company as a reserve director of the Company to act in the place of the sole director in the event of his death.

9.10                        The nomination of a person as a reserve director of the Company ceases to have effect if:

(a)                                 before the death of the sole Shareholder/director who nominated him.

(i)                                     he resigns as reserve director, or

(ii)                                  the sole Shareholder/director revokes the nomination in writing; or

(b)                                 the sole Shareholder/director who nominated him ceases to be the sole Shareholder/director of the Company for any reason other than his death.

9.11                        The Company shall keep a register of directors containing:

(a)                                 the names and addresses of the persons who are directors of the Company, or who have been nominated as reserve directors of the Company;

(b)                                 the date on which each person whose name is entered in the register was appointed as a director of the Company, or nominated as a reserve director of the Company;

(c)                                  the date on which each person named as a director ceased to be a director of the Company;

(d)                                 the date on which the nomination of any person nominated as a reserve director ceased to have effect; and

(e)                                  such other information as may be prescribed by the Act.

9.12                        The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents.  Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

9.13                        The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

9.14                        A director is not required to hold a Share as a qualification to office.

10.                               POWERS OF DIRECTORS

10.1                        The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company.  The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company.  The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

10.2                        Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act.  Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

10.2                        Any director which is a body corporate may appoint any individual as its duly authorized representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

10.3                        The continuing directors may act notwithstanding any vacancy in their body.

10.4                        The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

10.5                        All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

10.6                        For the purposes of Section 175 (Disposition of assets) of the Act, the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

11.                               PROCEEDINGS OF DIRECTORS

11.1                        Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

11.2                  The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

11.3                        A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

11.4                        A director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director.  The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

11.5                        A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote in place of the director until the appointment lapses or is terminated.

11.6                        A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

11.7                        If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders.  In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors.  Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

11.8                        At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting.  If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

11.9                        An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice.  The consent may be in the form of counterparts each counterpart being signed by one or more directors.  If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

12.                               COMMITTEES

12.1                        The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

12.2                        The directors have no power to delegate to a committee of directors any of the following powers:

(a)                                 to amend the Memorandum or the Articles;

(b)                                 to designate committees of directors;

(c)                                  to delegate powers to a committee of directors;

(d)                                 to appoint or remove directors;

(e)                                  to appoint or remove an agent;

(f)                                   to approve a plan of merger, consolidation or arrangement;

(g)                                  to make a declaration of solvency or to approve a liquidation plan; or

(h)                                 to make a determination that immediately after a proposed distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

12.3                       Sub-Regulation (b) and (c) do not prevent a committee of directors, where authorized by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

12.4                        The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

12.5                        Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

13                              OFFICERS AND AGENTS

13.1                        The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient.  Such officers may consist of a Chairman of the Board of Directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient.  Any number of offices may be held by the same person.

13.2                        The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors.  In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

13.3                        The emoluments of all officers shall be fixed by Resolution of Directors.

13.4                        The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors.  Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

13.5                        The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

13.6                        An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)                                 to amend the Memorandum or the Articles;

(b)                                 to change the registered office or agent;

(c)                                  to designate committees of directors;

(d)                                 to delegate powers to a committee of directors;

(e)                                  to appoint or remove directors;

(f)                                   to appoint or remove an agent;

(g)                                  to fix emoluments of directors;

(h)                                 to approve a plan of merger, consolidation or arrangement;

(i)                                     to make a declaration of solvency or to approve a liquidation plan;

(j)                                    to make a determination that the company will, immediately after a proposed distribution, satisfy the solvency test; or

(k)                                 to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

13.7                        The resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

13.8                        The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

14                              CONFLICT OF INTERESTS

14.1                        A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

14.2                        For the purposes of Sub-Regulation 14.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure,  of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

14.3                        A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)                                 vote on a matter relating to the transaction;

(b)                                 attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)                                  sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

15                              INDEMNIFICATION

15.1                        Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)                                 is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)                                 is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

15.2                        The indemnity in Sub-Regulation 15.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

15.3                        The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

15.4                        The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

15.5                        Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings maybe paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 15.1.

15.6                        Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 15.1 and upon such terms and conditions, if any, as the Company deems appropriate.

15.7                        The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company

15.8                        If a person referred to in Sub-Regulation 15.1 has been successful in defence of any proceedings referred to in sub-Regulation 15.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

15.9                        The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

16                              RECORDS

16.1                        The Company shall keep the following documents at the office of its registered agent:

(a)                                 the Memorandum and the Articles;

(b)                                 the register of members, or a copy of the register of members;

(c)                                  the register of directors, or a copy of the register of directors; and

(d)                                 copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

16.2                       Until the directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of directors at the office of its registered agent.

16.3                        If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)                                 within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)                                 provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

16.4                        The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)                                 minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

(b)                                 minutes of meetings and Resolutions of Directors and committees of directors; and

(c)                                  an impression of the Seal.

16.5                        Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

16.6                        The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (No. 5 of 2001) as from time to time amended or re-enacted.

16.7                        Shareholders, are entitled, on giving written notice to the Company, to inspect and make copies or take extracts of the Company’s Memorandum and Articles ( as amended from time to time); the register of members; the register of directors and minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.

16.8                        The directors may, if satisfied that it is contrary to the interests of the Company to allow a Shareholder to inspect any document, or part of a document as referenced in Sub- Regulation 15.7, refuse to permit the Shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. When the directors exercise their power in these circumstances the Shareholder will be notified as soon as practicable.

17                              REGISTER OF CHARGES

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)                                 the date of creation of the charge;

(b)                                 a short description of the liability secured by the charge;

(c)                                  a short description of the property charged;

(d)                                 the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)                                  unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)                                   details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

18                              SEAL

The Company shall have a seal. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors.  The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office.  Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorized from time to time by Resolution of Directors.  Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings.  The directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

19                              DISTRIBUTIONS BY WAY OF DIVIDEND

19.1                        The directors of the Company may, by Resolution of Directors, authorise a Distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

19.2                        Dividends may be paid in money, Shares, or other property.

19.3                        Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 21.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

19.4                        No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

20                              ACCOUNTS AND AUDIT

20.1                        The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

20.2                        The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet.  The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

20.3                        The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

20.4                        The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by a Resolution of Shareholders or by Resolution of Directors.

20.5                        The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

20.6                        The remuneration of the auditors of the Company maybe fixed by Resolution of Directors.

20.7                        The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)                                 in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)                                 all the information and explanations required by the auditors have been obtained.

20.8                        The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

20.9                        Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

20.10                 The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

21                              NOTICES

21.1                        Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the register of members.

21.2                        Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

21.3                        Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

22                              VOLUNTARY LIQUIDATION

The Company may by Resolution of Shareholders or by a Resolution of Directors appoint a voluntary liquidator.

23                              CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, MOSSACK FONSECA & CO. (B.V.I.) LTD., of P.O. Box 3136, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association the 7th day of March, 2006.

Incorporator

Sgd. Desiree Chalwell
Desiree Chalwell
Authorized Signatory
MOSSACK FONSECA & CO. (B.V.I.) LTD.